[Exhibit 2.1]
                   STOCK PURCHASE AND REORGANIZATION AGREEMENT





                           AMERICAN BUSING CORPORATION

                                 EDMOND FORISTER



                                       and





                                W.W. CYCLES, INC.

                                GREGORY A. HAEHN

                                RUSSELL A. HAEHN

                                PHILIP A. ANDREWS







                          Dated as of December 30, 2003





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                   STOCK PURCHASE AND REORGANIZATION AGREEMENT

         STOCK PURCHASE AND REORGANIZATION AGREEMENT dated as of December 30, 2003 by and among American Busing Corporation, a Nevada corporation with offices located at 23518 North 78th Street, Scottsdale, Arizona 85255 ("ABC"), Edmond Forister, the sole Director, the President and Chief Executive Officer and a controlling shareholder of ABC with an address at 23518 North 78th Street, Scottsdale, Arizona 85255, Gregory A. Haehn, Russell A. Haehn and Philip A. Andrews, all with a business address at 13134 Route 62, Salem, Ohio 44460 (each a "CYCLES' SHAREHOLDER," and collectively, the "CYCLES' SHAREHOLDERS"), and W.W. Cycles, Inc., an Ohio corporation with offices located at 13134 Route 62, Salem, Ohio 44460 ("CYCLES").

         WHEREAS, ABC is a corporation formed in August 2002, is subject to the reporting requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and whose shares of common stock, par value $.001 per share (the "ABC SHARES"), are quoted on the NASD Bulletin Board under the symbol "ABSC";

         WHEREAS, since its incorporation and through the date hereof, and based upon the SEC Reports (as defined in Section 3.12 below), all of the business of ABC has been conducted through its one wholly-owned subsidiary, Able Busing Company (the "Subsidiary"), which provides busing services to the handicapped;

         WHEREAS, ABC, as of the date hereof, has (i) the number of shareholders of record as set forth in the shareholder list provided by ABC's transfer agent, which is annexed hereto as Exhibit 1 (which list will be updated by a faxed certified shareholder list from ABC's transfer agent, as further provided herein), (ii) 11,075,000 ABC Shares issued and outstanding, and (iii) no shares of preferred stock, options, warrants or other convertible or exchangeable securities are outstanding;

         WHEREAS, Cycles is in the business of selling, financing and servicing new and used motorcycles, scooters, personal watercraft and all terrain vehicles and providing related services and products (the "BUSINESS");

         WHEREAS, Cycles has 100 shares of common stock, no par value per share, issued and outstanding ("CYCLES SHARES"), all of which are owned by the Cycles Shareholders;

         WHEREAS, ABC desires to acquire all of the issued and outstanding shares of Cycles Stock from the owners thereof (the "ACQUISITION");

         WHEREAS, it is contemplated that in the Acquisition the Cycles' Shareholders shall be issued by ABC in the aggregate 7,850,000 restricted ABC Shares in exchange for all of the issued and outstanding Cycles Shares in a tax free exchange pursuant to Section 368 of the Internal Revenue Code (the "IRC");

         WHEREAS, simultaneously with the closing of the Acquisition and the related transactions (the "CLOSING") IFG Investments Services Inc. (the "ABC SELLING SHAREHOLDER"), pursuant to a separate Stock Purchase Agreement by and


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between the ABC Selling Shareholder and Gregory A. Haehn and Russell A. Haehn
(the "SHARE PURCHASE AGREEMENT"), will sell to Gregory A. Haehn and Russell A. Haehn 150,000 ABC Shares (the "SHARE PURCHASE") for an aggregate purchase price of US$178,750;

         WHEREAS, prior to or simultaneously with the Closing, pursuant to a separate Share Purchase Agreement by and between ABC and Kim Dmuchowski (the "SUBSIDIARY SALE AGREEMENT"), ABC shall sell to Ms. Dmuchowski all of the issued and outstanding stock of the Subsidiary for $10.00 Canadian, resulting in ABC having no subsidiaries and/or operating business (the "SUBSIDIARY SALE").

         WHEREAS, simultaneously with the Closing, Mr. Forister, who beneficially owns 8,500,000 ABC Shares, shall sell to ABC pursuant to a separate Repurchase Agreement between ABC and Mr. Forister (the "REPURCHASE AGREEMENT"), all of his 8,500,000 beneficially owned ABC Shares and shall cancel all loans by him to ABC then outstanding, for an aggregate purchase price of US$21,250 (the "FORISTER SHARE BUYBACK");

         WHEREAS, simultaneously with the Closing, all of the directors and officers of ABC shall resign and be replaced by designees of Cycles;

         WHEREAS, immediately following the Closing (a) ABC shall have issued and outstanding on a fully-diluted basis 10,425,000 ABC Shares consisting of (i) 7,850,000 ABC Shares to be issued to the Cycles Shareholders in the Acquisition;
(ii) 150,000 ABC Shares to be purchased by the Cycles Shareholders in the Share Purchase; and (iii) 2,425,000 ABC Shares owned by the ABC shareholders immediately prior to the Closing, and (b) Cycles shall be a wholly-owned subsidiary of ABC; and

         WHEREAS, the parties to this Agreement acknowledge and agree that they shall deliver to Dennis Brovarone, Esq., as escrow agent (the "ESCROW AGENT"), pursuant to the terms and conditions of the Escrow Agreement, in the form of
Exhibit 2 annexed hereto (the "ESCROW AGREEMENT"), all documents, funds and certificates required to be delivered by this Agreement, prior to the Closing;

         NOW, THEREFORE, in consideration of the mutual agreements recited herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

              THE SUBSIDIARY SALE; THE FORISTER SHARE BUYBACK; THE
            ACQUISITION; THE SHARE PURCHASE AND RELATED TRANSACTIONS
            --------------------------------------------------------

         1.01 The Subsidiary Sale. Simultaneously with the Closing, pursuant to the Subsidiary Sale Agreement, ABC shall sell in the Subsidiary Sale to Ms. Dmuchowski all of the issued and outstanding stock of the Subsidiary for $10.00 Canadian, resulting in ABC having no subsidiary and/or operations.

         1.02 The Acquisition. Prior to the Closing, the Cycles Shareholders shall deposit the certificates for their Cycles Shares with the Escrow Agent and ABC shall deposit with the Escrow Agent either (i) certificates for an aggregate

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of 7,850,000 ABC Shares to such persons and in the amounts set forth in SCHEDULE
1.02 hereto or (ii) a letter of direction from ABC to the transfer agent for the ABC Shares to issue to such Cycles Shareholders certificates for an aggregate of 7,850,000 ABC Shares shortly after the Closing. At the Closing, the Cycles
Shares and the 7,850,000 ABC Shares shall be exchanged in a "tax free" exchange pursuant to Rule 368 of the IRC, by the Escrow Agent's release of such documents, pursuant to the terms and conditions of the Escrow Agreement.

         1.03 The Forister Share Buyback. On the date of Closing described in
Section 7.01 hereafter (the "CLOSING DATE") and simultaneously with the Acquisition described in Section 1.02, ABC shall purchase from Mr. Forister pursuant to the Repurchase Agreement all 8,500,000 ABC Shares beneficially owned by him, and Mr. Forister also shall cancel all loans from him to ABC that are outstanding at the Closing Date (the "FORISTER LOANS"), all in consideration for ABC's payment of US$21,250 to Mr. Forister. Payment of the US$21,250 payable to Mr. Forister shall be made by ABC by a wire transfer of such amount by certain of the Cycles Shareholders, or its attorneys, to the Escrow Agent, on behalf of ABC, prior to the Closing, and the issuance of a promissory note to such Cycles Shareholders, in the form of EXHIBIT 1.03(I) hereto (the "CYCLES SHAREHOLDERS NOTE"), evidencing the loan of such amount to ABC. Mr. Forister shall deliver to the Escrow Agent, prior to the Closing, documentation canceling the Forister Loans in the form attached as EXHIBIT 1.03 (II) hereto (the "LOAN CANCELLATION DOCUMENTS"). On the Closing Date, the Escrow Agent shall release the 8,500,000 ABC Shares to ABC for cancellation and shall release the US$21,250 to Mr. Forister, pursuant to the terms and conditions of the Escrow Agreement. The Forister Share Buyback shall be undertaken in accordance with all Federal and state laws, rules and regulations and the Articles of Incorporation of ABC, including, but not limited to, Nevada law and the Federal securities laws. Immediately following the Forister Share Buyback, the issued and outstanding capital stock of ABC shall be 10,425,000 ABC Shares.

         1.04 The Share Purchase. On the Closing Date, Gregory A. Haehn and Russell A. Haehn shall purchase from the ABC Selling Shareholder, pursuant to the Share Purchase Agreement, 150,000 ABC Shares for in the aggregate US$178,750, as between them as set forth in SCHEDULE 1.04. The ABC Selling Shareholder shall have deposited the certificate(s) and stock power for the 150,000 ABC Shares with the Escrow Agent prior to the Closing and Gregory A. Haehn and Russell A. Haehn shall have deposited an aggregate of US$178,750 by wire transfer to the Escrow Agent, also prior to the Closing. On the Closing Date the Escrow Agent shall release the certificate(s) with stock power for the 150,000 shares to Gregory A. Haehn and Russell A. Haehn and shall release the funds to the ABC Selling Shareholder, pursuant to the terms and conditions of the Escrow Agreement.

         1.05 Post Capital Structure. Immediately following the Forister Share Buyback and the Closing of the Acquisition and the Share Purchase (i) there shall be no outstanding securities of ABC except 10,425,000 ABC Shares owned as follows: (a) 2,425,000 ABC Shares owned by the ABC shareholders immediately prior to the Closing; and (b) 8,000,000 ABC Shares owned by the Cycles Shareholders and received by such persons in the Acquisition and the Share Purchase consisting of 7,850,000 ABC Shares received in the Acquisition and 150,000 ABC Shares received in the Share Purchase; and (ii) Cycles shall be a wholly-owned subsidiary of ABC.

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         1.06 Simultaneous Closing of Transactions. It is acknowledged and agreed by the parties to this Agreement that the Acquisition and the Forister Share Buyback shall be consummated simultaneously so as to assure that at no time will any person, who was a shareholder of ABC prior to the Acquisition and the Share Purchase, become an "affiliate" of ABC (as such term is defined in Rule 144 promulgated under the Securities Act).

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF CYCLES
                    ----------------------------------------

         Cycles makes the following representations and warranties to ABC:

         2.01 Valid Corporate Existence Qualification; Authority. Cycles is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio. Cycles has the corporate power to carry on the business as now conducted and to own its assets. Cycles is duly qualified to conduct its business and is in good standing as a foreign corporation in such jurisdictions as its business is now conducted (except for such jurisdictions where the failure to so qualify would not have a material adverse effect on Cycles). The copies of Cycles' Articles of Incorporation and By-Laws, as amended to date, which will be delivered to ABC prior to the Acquisition Closing will be true and complete copies of those documents as then in effect.

         2.02 Capitalization. Cycles has (a) authorized (i) 750 Cycles shares, and (ii) no shares of preferred stock; and (b) 100 Cycles Shares issued and outstanding and all owned by the Cycles Shareholders. All of the issued and outstanding shares of Cycles Common Stock are duly authorized and validly issued and outstanding, fully paid and non-assessable.

         2.03 Subsidiaries. There are no corporations, partnerships or other business entities controlled by Cycles (the "SUBSIDIARIES"). As used in this Agreement, "CONTROLLED BY" means (i) the ownership of not less than fifty (50%) percent of the voting securities or other interests of a corporation, partnership or other business entity, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. Cycles has not made any investments in, nor does it own, any of the capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity.

         2.04 Consents. All requisite consents of governments and other regulatory agencies, foreign or domestic, and of any other parties, required to be received by or on the part of Cycles, to enable it to enter into and carry out all of the transactions contemplated in this Agreement in all material respects, have been, or prior to the Acquisition Closing will have been obtained.

         2.05 Binding Nature of Agreement. This Agreement constitutes Cycles valid and binding obligation and is enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws or regulations of general applicability relating to or affecting the enforcement of creditors' rights and remedies or by other equitable principles of general application.

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         2.06 Financial Statements. The audited financial statements of Cycles for the years ended December 31, 2001 and 2002 prepared by Hill Barth & King LLC (collectively, the "CYCLES FINANCIAL STATEMENTS"), previously delivered to ABC accurately reflect the income, expenses, assets and liabilities in all material respects of Cycles for the applicable periods and at and as of the applicable dates. The Cycles Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and Regulation S-B under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Cycles Financial Statements fairly represent the financial position of Cycles at the applicable dates and the results of operations of the Business for such periods and disclose all material liabilities and debts.

         2.07 Litigation, Compliance with Law. Except as set forth in SCHEDULE 2.07, there are no actions, suits, proceedings or governmental investigations relating to Cycles pending or, to the knowledge of Cycles, threatened, or any order, injunction, award or decree outstanding against Cycles. Except as set forth in SCHEDULE 2.07 to the best knowledge of Cycles, Cycles is not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator which violation could have a material adverse effect on Cycles.

         2.08 Real Property. SCHEDULE 2.08 sets forth a brief description of all real property which is owned by, or leased to Cycles.

         2.09 Permits and Licenses. SCHEDULE 2.09 sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by Cycles. Cycles has all permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted in all material respects; all such other permits, licenses, orders, franchise and approvals are in full force and effect; and Cycles is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals.

         2.10 No Breach. Neither the execution and delivery of this Agreement nor compliance by Cycles with any of the provisions hereof nor the consummation of the Acquisition will:

                  (a) violate or conflict with any provision of Cycles' Articles of Incorporation or By-Laws;

                  (b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which Cycles is a party or by which it or any of its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained or which will not have a material adverse effect on Cycles);

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                  (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Cycles pursuant to the terms of any such agreement or instrument;

                  (d) violate any judgment, order, injunction, decree or award against, or binding upon, ABC or upon any of its properties or assets; or

                  (e) violate any law or regulation of any jurisdiction relating to Cycles or any of its securities, assets or properties.

         2.11 Cycles Shareholders. The Cycles Shareholders have the power and authority to enter into this Agreement and perform all actions required of them in the Share Purchase and in the Acquisition; and the Cycles Shares exchanged for the 7,850,000 ABC Shares in the Acquisition will be when received by ABC free and clear of any liens, encumbrances and/or other clouds on title ("Encumbrances")

         2.12 No Brokers. The Cycles Shareholders have not employed any broker, finder or similar agent and no person or entity with which they have had any dealings or communications of any kind is entitled to any brokerage, finder's or placement fee or any similar compensation in connection with the Acquisition, the Forister Share Buyback, the Share Purchase, or any other transaction contemplated hereby

         2.13 Continued Preparation of Financial Statements and Filing of SEC Reports. The Cycles Shareholders agree to use their best efforts to cause, after the Closing of the Acquisition, the preparation of all required financial statements, on behalf of ABC, and the filing of all SEC Reports (as such term is defined in Section 3.12 hereafter) in a timely manner, to provide for the continued quotation of the ABC Shares on the Bulletin Board (as such term is defined in Section 3.22 hereafter).

         2.14 Investment Representation. The Cycles Shareholders, severally, each with respect to the portion of the 7,850,000 ABC Shares being issued to him in exchange for the Cycles Shares, acknowledges that the issuance of such ABC Shares to such Cycles Shareholder in exchange for his Cycles Shares has not been reviewed by the Commission (as such term is defined in Section 3.12) and that such transaction is intended to be a non-public offering pursuant to Sections 4(2) or 3(b) of the Act. Such ABC Shares and the purchase of the 150,000 ABC Shares pursuant to the Share Purchase Agreement are being acquired for such Cycles Shareholder's own account, for investment and not for distribution or resale to others. Each Cycles Shareholder agrees that he will not sell or otherwise transfer any of such ABC Shares unless they are registered under the Securities Act and any applicable state securities law, unless an exemption from such registration is available.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF ABC, ET AL.
                  ---------------------------------------------

         ABC and Mr. Forister jointly and severally (except as otherwise specifically provided herein) make the following representations and warranties

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to Cycles and the Cycles Shareholders. In executing this Agreement, Cycles and the Cycles Shareholders have relied and will rely on the correctness and completeness of such representations and warranties.

         3.01 Valid Corporate Existence; Qualification. ABC is a corporation duly organized validly existing and in good standing under the laws of the State of Nevada. ABC has the corporate power to carry on its business as now conducted and to own its assets. ABC is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither the location of its assets nor the nature of its business requires it to be so qualified, and there has not been any claim by any other jurisdiction to the effect that ABC is required to qualify or otherwise be authorized to do business as a foreign corporation therein (except for such jurisdictions where the failure to so qualify would not have a material adverse effect on ABC). The copies of ABC's Articles of Incorporation (certified by the Secretary of State of Nevada), as amended to date, which will be delivered to Cycles prior to the Acquisition Closing, are true and complete copies of those documents as now in effect. The minute books of ABC contain accurate records of all material meetings of its Board of Directors and stockholders since its incorporation, and accurately reflect in all material respects all transactions authorized by such persons in such capacities including, without limitation, actions authorized by written consent in lieu of a meeting.

         3.02 Capitalization. ABC has authorized (i) 75,000,000 ABC Shares, and
(ii) no shares of preferred stock, of which as of the date hereof and prior to the Acquisition closing 11,075,000 ABC Shares are issued and outstanding and owned by the number of shareholders of record set forth in Exhibit 1 (which list will be updated by a faxed certified shareholder list from ABC's transfer agent, as further provided herein). ABC has no outstanding options, warrants, rights, calls, and/or other direct and/or indirect commitments or agreement to issue any other securities of ABC. All of the issued and outstanding ABC Shares are duly authorized and validly issued and outstanding, fully paid and non-assessable. Except for the ABC Shares to be issued in the Acquisition pursuant to the terms of this Agreement, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which ABC is a party or by which any of its officers, controlling shareholders and/or directors, or to ABC's best knowledge any of its affiliates is bound regarding the issuance, transfer, or sale or other disposition of any class of securities of ABC.

         3.03 The Forister ABC Shares. Mr. Forister beneficially owns prior to the Forister Share Buyback 8,500,000 ABC Shares free and clear of Encumbrances; no person has any right to acquire all and/or any portion of such ABC Shares; such ABC Shares are not subject to any pre-emptive and/or other rights; Mr. Forister has the power to enter into this Agreement and effectuate the Forister Share Buyback.

         3.04 Subsidiaries. Other than the Subsidiary, there are no subsidiaries, corporations, partnerships or other business entities controlled by ABC.

         3.05 Consents. Except as set forth in SCHEDULE 3.05 to be delivered at the Acquisition Closing, all requisite consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of ABC to enable ABC to enter into and carry out this Agreement, the Acquisition and all related transactions in all material respects have been, or prior to the Acquisition Closing will have been, obtained.

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         3.06 Binding Nature of Agreement; Title to ABC Shares. This Agreement
constitutes the valid and binding obligation of ABC and is enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws or regulations of general applicability relating to or affecting the enforcement of creditors' rights and remedies or by other equitable principles of general application. The 7,850,000 ABC Shares to be issued in the Acquisition, when issued in accordance with the terms hereof, will be duly authorized, validly issued, non-assessable and vest to each holder thereof, free and clear of any Encumbrances, and will not be subject to any pre-emptive rights or similar rights of first refusal.

         3.07 Litigation, Compliance with Law. There are no actions, suits, proceedings, or governmental investigations (or any investigation of any self-regulatory organization) relating to ABC and/or the Subsidiary, their securities or to any of their respective properties, assets or businesses pending or, to the best of its knowledge, threatened, or any order, injunction, award or decree outstanding against ABC, the Subsidiary or against or relating to any of their respective properties, assets or businesses. ABC is not, to the best of its knowledge, in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirements of any governmental body, court or arbitrator relating to its properties, assets or business.

         3.08 Agreements and Obligations; Performance. Other than as described in this Agreement, ABC is not a party to, or bound by any: (i) contract, arrangements, commitment or understanding which involves aggregate payments or receipts in excess of $250; (ii) contractual obligation or contractual liability of any kind to any ABC stockholder, other than the outstanding Forister Loans, all of which are being canceled, pursuant to the terms and conditions of the Forister Share Buyback; (iii) contract, arrangement, commitment or understanding with its customers or any officer, employee, stockholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (iv) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (v) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vi) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability: (vii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (viii) lease for real or personal property (including borrowings thereon), license or royalty agreement; (ix) union or other collective bargaining agreement; (x) agreement, commitment or understanding relating to the indebtedness for borrowed money, other than the outstanding Forister Loans, all of which are being canceled, pursuant to the terms and conditions of the Forister Share Buyback;
(xi) contract involving aggregate payments or receipts of $250 or more which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xii) contract containing covenants limiting the freedom of ABC to engage or compete in any line of business or with any person in any geographic area; (xiii) contract or opinion relating to the acquisition or sale of any business; (xiv) voting trust agreement or similar stockholders' agreement; (xiv) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business.

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         3.09 Permits and Licenses. ABC is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which issued such permits, licenses, orders, franchises and approvals.

         3.10 Employee Benefit Plans. ABC does not maintain and is not required to make contributions to any "pension" and "welfare" benefit plans (within the respective meanings of Section 4(2) and Section 4(1) of the Employee Retirement Income Security Act of 1974, as amended).

         3.11 No Breach. Neither the execution and delivery of this Agreement nor compliance by ABC and/or Mr. Forister with any of the provisions hereof nor the consummation of the Acquisition, the Forister Share Buyback, the Subsidiary Sale, the Share Purchase and/or related transactions contemplated hereby will:

                  (a) violate or conflict with any provision of the Articles of Incorporation of ABC;

                  (b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which ABC and/or Mr. Forister is a party or by which either of them or any of their properties or assets may be bound;

                  (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ABC and/or Mr. Forister pursuant to the terms of any such agreement or instrument;

                  (d) violate any judgment, order, injunction, decree or award against, or binding upon, ABC and/or Mr. Forister or upon any of their properties or assets; or

                  (e) in respect of ABC only, violate any law or regulation of any jurisdiction relating to ABC or any of its securities, assets or properties.

         3.12 SEC Reports, Etc. The representations and warranties provided in this Section 3.12 are given solely by ABC. ABC has filed in a timely manner with the Securities and Exchange Commission (the "COMMISSION"), all reports required to be filed and is "current" in its reporting obligations. The following reports have been filed by ABC with the Commission and currently available on the Commission's website: (i) Quarterly Reports on Form 10-QSB for the quarters ended May 31, 2003, and February 28, 2003, (ii) the Registration Statement on Form 8-A filed with the Commission on April 17, 2003; and (iii) the Registration Statement on Form SB-2 filed with the Commission on December 10, 2002 (and all amendments thereto), and declared effective on April 14, 2003. In addition, except as provided in SCHEDULE 3.12 annexed hereto, Mr. Forister has filed all Reports on Form 3 and Form 4 required to be filed with the Commission, if any, and to the best of ABC's knowledge no other shareholders of ABC have been required to file any Reports on Form 3 or Form 4. In addition, ABC will have

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filed its Annual Report on Form 10-KSB for the fiscal year ended August 31,
2003, on or before November 30, 2003. All reports required to be filed by ABC with the Commission are hereinafter referred to as the "SEC Reports." The SEC Reports are, or will be when they are filed, true and correct in all material respects and constitute all of the documents and reports that ABC and/or its shareholders were/are required to file with the Commission pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder since August 2002. As of their respective dates, the SEC Reports comply in all material respects with the requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.13 Financial Statements. The consolidated financial statements of ABC included in the SEC Reports (including in each case the related notes thereto)
(i) are in accordance with the books and records of ABC, (ii) are correct and complete in all material respects, (iii) present fairly the financial position and results of operations of ABC as of the respective dates indicated (subject, in the case of unaudited statements, to normal, recurring adjustments, none of which were material) and (iv) have been prepared in accordance with GAAP.

         3.14 Articles of Incorporation and By-Laws. Annexed hereto as EXHIBIT
3.14 is a true and complete copy of the Articles of Incorporation of ABC as in effect on the date hereof, certified by the Secretary of State of the State of Nevada. ABC has not, since its inception adopted and has never had By-Laws. In lieu of By-Laws, ABC has managed all of its affairs including, without limitation, the election of directors, the appointment of officers and the approval of all matters submitted to the Board of Directors and the shareholders for their approval, in accordance with the provisions of the Nevada Revised Statutes.

         3.15 Officers and Directors. Attached hereto as SCHEDULE 3.15 is a list of the names and titles of all officers and directors of ABC.

         3.16 Liabilities, Etc.

                  (a) ABC has filed all federal, state and local tax returns which are required to be filed by it, including its Federal Income Tax Returns and for the fiscal year ended August 31, 2002, and all taxes shown to be due thereon (together with any applicable penalties and interest) have been paid. ABC has not filed any Nevada Franchise Tax Returns nor paid any Nevada franchise taxes since inception. Since August 31, 2002, ABC has not incurred any liability for taxes except in the ordinary course of business. ABC has paid or provided adequate reserves for all taxes which have become due for all periods prior to the date of this Agreement or pursuant to any assessments received by it or which ABC is obligated to withhold from amounts owing to any employee, creditor or other third party as at or with respect to any period prior to the date of this Agreement. The Federal Income tax Returns of ABC have never been audited by the Internal Revenue Service. ABC has not waived any statute of limitations in respect of taxes, nor agreed to any extension of time with respect to a tax assessment or deficiency.

                  (b) Except as described in ABC's consolidated financial statements for the fiscal year ended August 31, 2003, or otherwise set forth on SCHEDULE 3.16 hereof, on the date hereof, there are no liabilities, debts or obligations of the Company, whether accrued, absolute, contingent or otherwise ("LIABILITIES")

         3.17 Absence of Certain Events. Since August 31, 2003, ABC has been conducted solely in the usual and ordinary course. Without limiting the generality of the foregoing, the Company has not:

                  (a) waived any right or rights of substantial value or paid, directly or indirectly, any Liability before such Liability became due in accordance with its terms;

                  (b) other than in the ordinary and usual course of business, created any Liability (whether absolute or contingent and whether or not currently due and payable), or entered into or assumed any contract, agreement, arrangement, lease (as lessor or lessee), license or other commitment otherwise than in the ordinary and usual course of business; or

                  (c) purchased, sold or transferred any assets other than in the ordinary and usual course of the operations of ABC; granted any security interest or other lien or encumbrance affecting any of its assets or properties other than in the ordinary and usual course of business and in amounts not material; or amended any agreement or contract to which ABC is a party or by which its assets and properties are bound.

         3.18 Adverse Developments. Since August 31, 2003 there has been no material adverse change in the business, operations or condition (financial or otherwise) of ABC; nor has there been since such date, any damage, destruction or loss, whether covered by insurance or not, materially or adversely affecting the business, properties or operations of ABC or the Subsidiary.

         3.19 Actions and Proceedings. Neither ABC nor the Subsidiary is subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of ABC's or the Subsidiary's right to enter into, execute and perform this Agreement (or any of the transactions contemplated hereby). There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, including any warranty or product liability claims (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) relating to or arising out of the business, properties or employees of ABC or the Subsidiary pending or, to the best knowledge of ABC, threatened against or affecting ABC or the Subsidiary.

         3.20 Bank Accounts and Credit Cards. Except as set forth on SCHEDULE 3.20, as of the date hereof, ABC does not have any bank account, safe deposit box or credit or charge cards.

         3.21 ABC Securities. The ABC Shares to be issued pursuant to this Agreement will be duly authorized and reserved for issuance and when issued in accordance with this Agreement, will be validly issued and outstanding, fully paid and non-assessable and vest in the holders thereof free and clear from any and all Encumbrances and will not be subject to any pre-emptive or other similar rights.

         3.22 NASD Bulletin Board. The ABC Shares are quoted on the NASD Bulletin Board (the "BULLETIN BOARD") under the symbol "ABSC," and ABC has not received nor is it aware of any proceeding to prevent the continued quotation of the ABC Shares on the Bulletin Board.

         3.23 Insurance. Except as set forth on SCHEDULE 3.23, neither ABC nor the Subsidiary has any insurance policies.

         3.24 The Forister Share Buyback. ABC and Mr. Forister have the power and ability to effectuate the Forister Share Buyback on the terms set forth herein.

         3.25 Due Diligence. To the best knowledge of Mr. Forister, ABC and the ABC Selling Shareholder, all documents and other materials relating to ABC and provided to the Cycles Shareholders and Cycles, or any of them, in connection with the Acquisition, the Share Purchase and related transactions are true and correct in all material respects and do not contain any misstatement and/or omission.

         3.26 No Registration Rights. No shareholder of ABC has any registration and/or similar rights at any time or under any circumstances to register ABC Shares, or any other securities of ABC, for sale under the Federal securities laws.

         3.27 Prior Sales of Securities. All prior sales of securities by ABC, to the best of its knowledge, were either properly registered under the Federal and/or State Securities laws or pursuant to an exemption therefrom and all such sales were all done in accordance with all laws, rules and regulations and no person/entity has any rescission and/or similar rights with respect to any ABC Shares.

         3.28 The Subsidiary Sale. ABC has the power, ability and has obtained all authorizations to conduct the Subsidiary Sale. The Subsidiary Sale shall be conducted in accordance with all domestic and foreign laws, rules and regulations and will not result in any income (whether ordinary or capital gain) to ABC and/or any other negative tax and/or accounting affect to ABC.

         3.29 Environmental. As used in this Agreement, the term "HAZARDOUS MATERIALS" shall mean any waste material which is regulated by any state or local governmental authority in the states in which the ABC conducts business, or the United States Government, including, but not limited to, any material or substance which is (i) defined as "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" under any provision of Nevada or Arizona law, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6901), or (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C.
9601). The current operations of ABC and its current and, to the best of its knowledge, its past use comply and then complied in all material respects with all applicable laws and governmental regulations including all applicable federal, state and local laws, ordinances, and regulations pertained to air and water quality. Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, and the statutes, rules and regulations and ordinances or the state, city and country in which ABC's property is located.

         3.30 No Brokers. Neither ABC nor Mr. Forister has employed any broker, finder or similar agent that would cause any brokerage, finder's or placement fee or any similar compensation in connection with the Acquisition, the Forister Share Buyback, or any other transaction contemplated hereby.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS
                              ---------------------

         Each of the parties hereto hereby covenants and agrees that, from the date hereof and until the Closing or earlier termination of this Agreement pursuant to the terms hereof:

         4.1 Access. Each shall afford to the officers, attorneys, accountants and other authorized representatives of the other free and full access, during regular business hours and upon reasonable notice, to its books, records, personnel and properties (including, without limitation, the work papers prepared by its auditors) so that each may have full opportunity to make such review, examination and investigation as it may desire of their respective businesses and affairs. Each will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to the other of all material facts affecting their respective financial conditions and business operations.

         4.2 Conduct of Business. Cycles and ABC shall each conduct its business only in the ordinary and usual course and make no material change in any of their policies.

         4.3 Liabilities. Neither Cycles nor ABC shall incur any obligation or liability, absolute or contingent, except for those incurred in the ordinary and usual course of their respective businesses.

         4.4 No Breach. Each of the parties hereto will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects (a) at and as of the date hereof, except to the extent that they speak expressly as of an earlier date or to reflect changes contemplated herein or in the other agreements necessary to consummate the Acquisition and related transactions and (b) at and as of the Acquisition Closing and no breach shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Acquisition Closing; (ii) not voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the other of any event or fact which represents a breach or default.

         4.5 No Negotiations. Other than in connection with the consummation of the Acquisition and related transactions, neither Cycles nor ABC, nor any of their respective officers or directors shall enter into or conduct negotiations, or enter into any agreement or understanding, for the sale or possible sale of any of its securities, business, or assets, with anyone other than the other unless and until this Agreement is terminated in accordance with the terms hereto.

         4.6 Other Approvals; Resignations. The parties shall use their best efforts to obtain all approvals, consents and authorizations necessary to authorize the Acquisition and related transactions on the terms and conditions set forth herein, including the respective consents of the Board of Directors of each entity and shareholders to the extent required. ABC shall obtain all written resignations of its current officers and directors which shall go into effect simultaneously with the Acquisition Closing and immediately prior to the effectiveness of such resignations ABC shall appoint a new slate of officers and directors, which persons shall be as designated by Cycles and shall be set forth in SCHEDULE 4.06 hereto.

         4.7 Other SEC/NASD Filings. ABC shall file with the Commission and the NASD (if required) all required forms and disclosure items in a timely manner (which forms and disclosure items must be approved by legal counsel to ABC and Cycles prior to filing and/or disclosure) required and/or relating to the Acquisition. In furtherance thereof, ABC agrees to file its Form 10-KSB, for the fiscal year ended August 31, 2003, with the Commission, as soon as possible after the completion of its audited financial statements for the fiscal year ended August 31, 2003.

         4.8 Public Announcements. No party hereunder shall, without the express written consent of ABC and Cycles, make any announcement or otherwise disclose any information regarding the Acquisition, the Forister Share Buyback, the Share Purchase and/or related transactions other than as required by law or otherwise deemed advisable in counsel's opinion to ensure compliance with public disclosure requirements under the federal securities laws.

         4.9 Reasonable Efforts. Upon the terms and subject to the conditions provided herein, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to assist and to cooperate with the other parties hereto in doing or causing to be done, all things necessary or advisable to consummate, in the most expeditious manner practicable, the Acquisition and related transactions contemplated hereby.

         4.10 S&P Manual Exemption. ABC, with the assistance of the Cycles Shareholders, agrees to apply for Standard & Poor's Market Access Program Coverage, for the purpose of obtaining a listing in the Standard & Poor's corporate manual listing, and to use its best efforts to obtain such listing shortly after the Closing, in order to facilitate the sale of the ABC shares in states that recognize the Standard & Poor's manual exemption.

                                    ARTICLE V

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                        OF ABC AND MR. FORISTER TO CLOSE
                        --------------------------------

         The obligations of ABC and Mr. Forister to complete and effectuate the Acquisition, the Forister Share Buyback, and other related transactions, as provided herein, is subject to the fulfillment, prior to or on the date of the Closing (the "CLOSING DATE"), of each of the following conditions, any one or more of which may be waived by ABC and Forister (except when the fulfillment of such condition is a requirement of law).

         5.01 Representations and Warranties. All representations and warranties of Cycles and the Cycles Shareholders contained in this Agreement and in any written statement, schedule or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof, except to the extent that they speak expressly as of an earlier date or to reflect changes contemplated herein. Any changes in information set forth in the Schedules hereto shall be set forth on amended Schedules which shall be delivered to ABC at the Closing. Except as set forth in such amended schedules, all representations and warranties of Cycles and the Cycles Shareholders contained in this Agreement and in any written statement, schedule or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing.

         5.02 Covenants. Cycles and the Cycles Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to the Closing.

         5.03 No Action. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially and adversely affect the right of ABC to consummate the Acquisition.

         5.04 No Material Adverse Change. There shall have been no materially adverse change at the Closing Date in the business, assets and properties or financial status of Cycles since the date hereof.

         5.05 Approvals of Cycles. The Board of Directors and shareholders of Cycles (to the extent required by law) shall have approved the terms of this Agreement in accordance with all applicable laws, rules and regulations.

         5.06 Due Diligence. ABC shall have completed its due diligence of Cycles and be satisfied with the results thereof.

         5.07 Closing Documents. The Escrow Agent shall have received all of the documents and funds to be delivered to ABC, Mr. Forister and the Selling ABC Shareholder set forth in Article 7.02 hereto in form and substance reasonably satisfactory to ABC and its legal counsel, and shall be held by the Escrow Agent, pursuant to the terms and conditions of the Escrow Agreement.

         5.08 Schedule 14f-1 Information Statement. A period of at least ten
(10) days shall have passed since ABC's filing of a Schedule 14f-1 Information Statement with the Commission, reporting a contemplated change in control of the Board of Directors of ABC, along with the distribution of such Information Statement to all shareholders of record of ABC.

                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                      OF CYCLES AND THE CYCLES SHAREHOLDERS
                      -------------------------------------

         The obligation of Cycles and the Cycles Shareholders to complete and effectuate the Closing of the Acquisition, the Share Purchase and the other related transactions is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions by ABC and Mr. Forister, any one or more of which may be waived by Cycles and/or the Cycles Shareholders (except when the fulfillment of such condition is a requirement of law).

         6.01 Representations and Warranties. All representations and warranties of ABC and Mr. Forister contained in this Agreement and in any written statement, schedule or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof, except to the extent that they speak expressly as of an earlier date or to reflect changes contemplated herein or in the other agreements necessary to consummate the Acquisition, the Forister Share Buyback, the Share Purchase and related transactions. Any changes in information set forth in the schedules hereto shall be set forth on amended schedules which shall be delivered to Cycles and the Cycles Shareholders at the Closing. Except as set forth in such amended schedules, all representations and warranties of ABC and Mr. Forister contained in this Agreement and in any written statement, schedule or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date (as defined herein).

         6.02 Covenants. ABC and Mr. Forister shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

         6.03 No Actions. No action, suit, proceedings or investigation shall have been instituted, and be continuing, before a court or before or by a governmental body or agency, or have been threatened, and be unresolved, by any governmental body or agency to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

         6.04 Approvals by Cycles. The Board of Directors and shareholders (to the extent required by law) of Cycles shall have approved the terms of this Agreement, the Acquisition and related transactions to be consummated at or immediately following the Closing, in accordance with all applicable laws, rules and regulations.

         6.05 Approvals by ABC. The Board of Directors and shareholders (to the extent required by law) of ABC shall have approved the term of this Agreement and all transactions contemplated hereby including, but not limited to, the Acquisition, the Forister Share Buyback, the Share Purchase and related transactions, in accordance with all applicable laws, rules and regulations .

         6.06 SEC Filings. ABC shall be current in all of its filings with the Commission.

         6.07 NASD. The ABC Shares shall continue to be eligible for quotation on the NASD Bulletin Board and no notice and/or other item the Parties become aware of could reasonably be expected to prevent such continued eligibility.

         6.08 The Forister Share Buyback. The Forister Share Buyback shall have occurred on the terms set forth herein and pursuant to the Repurchase Agreement shall have occurred in accordance with all laws, rules and regulations.

         6.09 Due Diligence. Cycles and the Cycles Shareholders shall have completed to their sole satisfaction their due diligence of ABC and shall be satisfied with the results thereof.

         6.10 Liabilities, Etc. Except as reported in the consolidated financial statements of ABC for the fiscal year ended August 31, 2003, or otherwise set forth in SCHEDULE 6.10, there shall be no direct and/or indirect liabilities, indebtedness or other financial or similar obligations ("OBLIGATIONS"), contingent or otherwise, of ABC outstanding, and to the extent that any such Obligations are outstanding, ABC shall have made sufficient arrangements for the satisfaction of all of such Obligations by the Closing Date.

         6.11 The Subsidiary Sale. The Subsidiary Sale shall have occurred on the terms and conditions set forth in the Subsidiary Sale Agreement.

         6.12 Closing Documents. The Escrow Agent shall have received, prior to the Closing, all of the documents set forth in Section 7.03 of this Agreement, which documents shall be in form and substance reasonably satisfactory to Cycles, the Cycles Shareholders and their legal counsel, and shall be held by the Escrow Agent, pursuant to the terms and conditions of the Escrow Agreement.

         6.13 Schedule 14f-1 Information Statement. A period of at least ten
(10) days shall have passed since ABC's filing of a Schedule 14f-1 Information Statement with the Commission, reporting a contemplated change in control of the Board of Directors of ABC, along with the distribution of such Information Statement to all shareholders of record of ABC.

                                   ARTICLE VII

                                     CLOSING
                                     -------

         7.01 Location. The Closing provided for herein shall take place at the office of Gusrae, Kaplan & Bruno, PLLC, 120 Wall Street, 11th Floor, New York,

New York 10005 at 10:00 a.m. on or around January 5, 2004. The time and place of the Closing may be changed as shall be mutually agreed to by the parties hereto.

         7.02 Items to be Delivered by Cycles and the Cycles Shareholders. At the Closing, Cycles and the Cycles Shareholders will deliver or cause to be delivered to ABC (or the appropriate party as may be specified below), through the release of such items by the Escrow Agent, pursuant to the terms and conditions of the Escrow Agreement, the following:

                  (a) Stock certificates representing all of the issued and outstanding Cycles Shares with appropriate stock transfer powers transferring such Cycles Shares to ABC in exchange for the 7,850,000 ABC Shares.

                  (b) Secretary's Certificate of Cycles in the form of EXHIBIT 7.02(B) annexed hereto, certifying as to (i) the corporate authorization of the Acquisition and related transactions; (ii) the organizational documents of Cycles (Articles of Incorporation and By-Laws), (iii) the incumbency of any and all Cycles signatories in the Acquisition and related transactions; and (iv) the closing documents executed in connection with the Acquisition and Share Purchase.

                  (c) Officers' certificate of Cycles in the form of EXHIBIT 7.02(C) annexed hereto.

                  (d) All schedules required by this Agreement, including amendments thereto.

                  (e) Such other resolutions, documents and certificates as are reasonably requested by ABC.

                  (f) US$178,750 (paid to the Escrow Agent by wire transfer) to the ABC Selling Shareholder representing the purchase price of the 150,000 ABC Shares under the Share Purchase Agreement.

                  (g) US$21,250 (paid to Escrow Agent by Wire transfer) to ABC as a loan for payment to Mr. Forister in connection with the Forister Share Buyback.

                  (h) A letter from Cycles and the applicable Cycles Shareholders to the Escrow Agent, in the form of EXHIBIT 7.02(H) annexed hereto, authorizing the irrevocable release of all of the items listed in this Section 7.02, subject to ABC's and Mr. Forister's satisfaction of the conditions described in Article VI.

         7.03 Items to be Delivered by ABC and Mr. Forister. At the Closing ABC and Mr. Forister, as applicable, will deliver or cause to be delivered to Cycles and/or the applicable Cycles Shareholders, through the release of such items by the Escrow Agent, pursuant to the terms and conditions of the Escrow Agreement, the following:

                  (a) Restricted stock certificates (with standard federal securities law restrictive legends thereon) for 7,850,000 ABC Shares (to the persons and in the amounts as set forth in SCHEDULE 1.02 hereto), free and clear of all Encumbrances, to be delivered in exchange for stock certificates representing all of the issued and outstanding Cycles Shares; or, in the alternative a letter of direction to the transfer agent for the ABC Shares to issue to such Cycles Shareholders such certificates for an aggregate of 7,850,000 ABC Shares shortly after the Closing.

                  (b) Secretary's Certificate of ABC in the form of EXHIBIT 7.03(B) annexed hereto, certifying as to, among other items (i) the corporate authorization of the Acquisition and related transactions,
         (ii) the organizational documents of ABC (which shall also be delivered); (iii) the incumbency of any and all ABC signatories in this Agreement and related transactions; and (iv) the closing documents executed in connection with the Acquisition Closing.

                  (c) The original minute book, tax returns, bank statements, accounting and auditing records and correspondences, all tax filings and correspondences, leases and all other original records of ABC, including, without limitation, all records of ABC.

                  (d) Good standing certificate dated not earlier than three (3) days prior to the Closing Date, to be updated as of the Closing Date, if such update can be reasonably obtained from the State of Nevada.

                  (e) Resignations of all current officers and directors of ABC.

                  (f) Officer's certificate in the form of EXHIBIT 7.03(F) annexed hereto.

                  (g) Such other resolutions (including, but not limited to, all Board and Shareholder resolutions and consents), documents and certificates as are reasonably required by Cycles and its legal counsel.

                  (h) A stock certificate from Mr. Forister (with appropriately executed transfer documents) for the transfer of the 8,500,000 restricted ABC Shares purchased by ABC in the Forister Share Buyback.

                  (i) Consents of the Directors of ABC with respect to the Acquisition, the Forister Share Buyback and related transactions to be consummated at the Closing.

                  (j) Stock certificate(s) from the ABC Selling Shareholder with appropriately executed transfer documents for the transfer of the 150,000 ABC Shares in the Share Purchase to the applicable Cycles Shareholders.

                  (k) The Loan Cancellation Documents.

                  (l) A Shareholders' list certified by ABC's transfer agent dated not earlier than three (3) days prior to the Closing Date, with a certification of no change from the Transfer Agent on the Closing Date.

                  (m) The executed Subsidiary Sale Agreement and all other related documents in the form of EXHIBIT 7.03(M) annexed hereto.

                  (n) The executed Forister Repurchase Agreement in the form of
         EXHIBIT 7.03(N) annexed hereto.

                  (o) A Certificate from Mr. Forister in the form of EXHIBIT 7.03(O) annexed hereto.

                  (p) An Opinion from David J. Levenson, Esq. in the form annexed hereto as EXHIBIT 7.03(P).

                  (q) An Opinion from David J. Levenson, Esq. in the form annexed hereto as EXHIBIT 7.03(Q)

                  (r) The Cycles Shareholders Note.

                  (s) A letter from ABC and Mr. Forister to the Escrow Agent, in the form of EXHIBIT 7.03(S) annexed hereto, authorizing the irrevocable release of all of the items listed in this Section 7.03, subject to Cycles' and the Cycles' Shareholders satisfaction of the conditions described in Article V.

                                  ARTICLE VIII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

         The parties hereto agree that their respective representations and warranties contained in this Agreement or delivered on their behalf pursuant hereto shall terminate one (1) year following the Closing.

                                   ARTICLE IX

                    INDEMNIFICATION BY ABC AND MR. FORISTER
                    ---------------------------------------

         9.01 Indemnification.

                  (a) ABC and Mr. Forister, jointly and severally (except as otherwise specifically provided herein), shall indemnify and hold Cycles and the Cycles Shareholders harmless from and against any loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of any claim made against Cycles or the Cycles
         Shareholders:

                           (i) for any broker's or finder's fee or any similar
                  fee, charge or commission incurred by ABC or Mr. Forister prior to or in connection with this Agreement or any of the transactions contemplated hereby;

                           (ii) for any foreign, Federal, state or local tax of
                  any kind arising out of or by reason of the existence or operations of ABC prior to the Closing, including, without limitation, any payroll taxes owed by ABC or the Subsidiary on account of compensation paid to any employee of ABC or the Subsidiary prior to such date;

                           (iii) in respect of transactions occurring prior to
                  the Closing arising under the Securities Act, the Exchange Act, or any state "blue sky" or securities law; provided, however, that this indemnification is limited to ABC only;

                           (iv) in respect of any salary, bonus, wages or other
                  compensation of any kind owed by ABC or the Subsidiary to its employees for services rendered on or prior to the Closing;

                           (v) for any damages to the environment caused by or
                  arising out of any pollution resulting from or otherwise attributable to the operation of the business of ABC or the Subsidiary prior to the Closing;

                           (vi) in respect of any payable of ABC or the
                  Subsidiary incurred prior to the Closing;

                           (vii) in respect of any liability or indebtedness for
                  borrowed money or otherwise incurred by ABC or the Subsidiary on or prior to the Closing; and

                           (viii) for expenses required to be borne by ABC
                  and/or Mr. Forister under the provisions of this Agreement.

                  (b) ABC and Mr. Forister, jointly and severally, shall also indemnify and hold Cycles and the Cycles Shareholders harmless from and against any loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of (i) any breach or default in the performance by ABC and/or Mr. Forister of any covenant or agreement of ABC or Mr. Forister contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by ABC and/or Mr. Forister herein or in any schedule, certificate or other instrument delivered by or on behalf of ABC and/or Mr. Forister pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to any of the foregoing. Notwithstanding the foregoing, Mr. Forister shall not be required to provide indemnification hereunder for any breach by ABC of any of its representations or warranties made in Sections 3.12 or 3.27 hereof.

         9.02 Notice and Opportunity to Defend. Promptly after the receipt by ABC, Cycles or the Cycles Shareholders of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a "CLAIM") which could give rise to a right to indemnification under Section 9.01, Cycles and/or the Cycles Shareholders (each an "INDEMNIFIED PARTY") shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder (the "INDEMNIFYING Party"). Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Claim. The failure to give such notice promptly shall relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the Indemnified Party establishes that the Indemnifying Party either had knowledge of the Claim or was not prejudiced by the failure to give notice of the Claim. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party which shall not be unreasonably withheld. If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

                                    ARTICLE X

                             TERMINATION AND WAIVER
                             ----------------------

         10.01 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

                  (a) By mutual written consent of ABC and Cycles.

                  (b) By ABC on or before the Closing Date if (i) any of the conditions set forth in ARTICLE V hereof shall not have been fulfilled by such date and shall not have been waived including, without limitation, the delivery of the irrevocable authorization release letter by Cycles and the Cycles Shareholders, pursuant to the provisions of Section 7.02(h); or (ii) the Purchasers fail to obtain such third party consents as may be required to consummate the Transactions, on or prior to such date unless waived by ABC;

                  (c) By Cycles on or before the Closing Date if any of the conditions set forth in ARTICLE VI hereof shall not have been fulfilled by such date, and shall not have been waived including, without limitation, the delivery of the irrevocable authorization release letter by ABC and Forister, pursuant to the provisions of Section 7.03(s) and the delivery of the irrevocable authorization release letter by the ABC Selling Shareholder, pursuant to the provisions of the Share Purchase Agreement;

                  (d) By ABC and vice versa by Cycles, if any material legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgment of the other, to consummate same; provided, however, that the right to terminate this Agreement under this Section 10.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in, the failure to consummate the transactions contemplated hereby to such date.

         In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto except for any liability which may arise pursuant to a breach of Section 11.02. Any such termination shall be without prejudice to the rights of any party arising out of the willful breach by any other party of any provision of this Agreement. In any such case the Escrow Agent shall return all documents and funds to the respective parties as provided under the Escrow Agreement.

         10.02 Waiver. Any condition to the performance of any party hereto which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenants, representation or warranty of this Agreement.



                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         11.01 Expenses. Each of the parties hereto shall bear its own expenses in connection herewith.

         11.02 Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof: provided, however, that each party's obligations under this Section 10.02 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed (including, without limitation, any and all disclosure requirements under Section 14 of the Exchange Act and any and all other requirements under the federal securities laws).

         11.03 Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

         11.04 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by reputable overnight delivery service, or be mailed, certified or registered mail, postage prepaid, as follows:

         If to Cycles or the Cycles Shareholders:

                  To their respective addresses first appearing above.

         With a copy to:

                  Gusrae, Kaplan & Bruno, PLLC
                  120 Wall Street - 11th Floor
                  New York, New York 10005
                  Attention: Lawrence G. Nusbaum, Esq.

         If to ABC or Mr. Forister:

                  To their respective addresses first appearing above.

         With a copies to:

                  Dennis Brovarone, Esq.             David J. Levenson, Esq.
                  18 Mt. Laurel Drive                7947 Turncrest Drive
                  Littleton, Colorado 80127          Potomac, Maryland 20854

         The parties may change the persons and addresses to which the notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein for giving notice.

         10.5 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express consent of the other parties hereto.

         10.6 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

         10.7 Schedules and Exhibits. All Schedules and Exhibits annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such Schedules, documents or instruments shall be deemed to refer to and include all such Schedules, documents and instruments.

         10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

         10.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

         10.10 Section Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         10.11 Facsimile Signatures. The parties may execute and deliver this Agreement, all related agreements and any certificates or other documents required to be delivered in connection herewith, by facsimile transmission, and facsimile signatures shall be legally binding on each of the parties.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first appearing above.



                                        AMERICAN BUSING CORPORATION




                                        By: /s/ Edmond Forister
                                            -----------------------------
                                                Edmond Forister, President



                                        W.W. CYCLES, INC.


                                        By: /s/ Gregory A. Haehn
                                            -----------------------------
                                                Gregory A. Haehn, President



                                        /s/ Edmond Forrister
                                            -----------------------------
                                            EDMOND FORISTER



                                        /s/ Gregory A. Haehn
                                            -----------------------------
                                            GREGORY A. HAEHN



                                        /s/ Russell A. Haehn
                                            -----------------------------
                                            RUSSELL A. HAEHN



                                        /s/ Philip A. Andrews
                                            -----------------------------
                                           PHILIP A. ANDREWS

                                    SCHEDULES


Schedule 1.02     Amount of Shares and Persons Receiving the 7,850,000 ABC
                  Shares

Schedule 1.04 Allocation of Payments and Receipt of ABC Shares by Cycles Shareholders in Share Purchase

Schedule 2.07     Cycles Litigation, Etc.

Schedule 2.08     Cycles Real Property

Schedule 2.09     Cycles Permits and Licenses

Schedule 3.01     ABC Jurisdictions

Schedule 3.05     ABC Consents

Schedule 3.12     SEC Reports not Filed

Schedule 3.15     ABC Officers / Directors

Schedule 3.16     ABC Liabilities

Schedule 3.20     ABC Bank Accounts, Etc.

Schedule 3.23     ABC Insurance

Schedule 4.06     Cycles Officer / Director Designees

Schedule 6.10     ABC Obligations

                                    EXHIBITS



Exhibit 1         Escrow Agreement

Exhibit 1.03(i)   Cycles Shareholders Note

Exhibit 1.03(ii)  Loan Cancellation Documents

Exhibit 3.14      ABC Articles of Incorporation (and amendments, if any)

Exhibit 7.02(b)   Form of Cycles Secretary's Certificate

Exhibit 7.02(c)   Form of Cycles Officers' Certificate

Exhibit 7.02(h)   Form of Cycles Escrow Agent Authorization Release Letter

Exhibit 7.03(b)   Form of ABC Secretary's Certificate

Exhibit 7.03(f)   Form of ABC Officer's Certificate

Exhibit 7.03(m)   Form of Subsidiary Sale Agreement

Exhibit 7.03(n)   Form of Forister Repurchase Agreement

Exhibit 7.03(o)   Form of Certificate of Mr. Forister

Exhibit 7.03(p)   Form of Opinion of David J. Levenson, Esq.

Exhibit 7.03(q)   Form of Opinion of David J. Levenson, Esq.

Exhibit 7.03(s)   Form of ABC and Forister Escrow Agent Authorization Release
                  Letter

                       SCHEDULE 1.02 TO STOCK PURCHASE AND
                      ------------------------------------
                            REORGANIZATION AGREEMENT



         Amount of Shares and Persons Receiving the 7,850,000 ABC Shares
         ---------------------------------------------------------------


------------------------------------- -----------------------------------
                Name                        Number of ABC Shares
------------------------------------- -----------------------------------
          Gregory A. Haehn                       2,740,000
------------------------------------- -----------------------------------
          Russell A. Haehn                       4,710,000
------------------------------------- -----------------------------------
         Philip A. Andrews                        400,000
------------------------------------- -----------------------------------

          SCHEDULE 1.04 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


        Allocation of Payments and Receipt of ABC Shares by Cycles Shareholders in Share Purchase
        -----------------------------------------------------------------------------------------


------------------------------------- ------------------------------------ ----------------------------------
                Name                           Amount of Payment                 Number of ABC Shares
------------------------------------- ------------------------------------ ----------------------------------
          Gregory A. Haehn                          $89,425                             75,000
------------------------------------- ------------------------------------ ----------------------------------
          Russell A. Haehn                          $89,425                             75,000
------------------------------------- ------------------------------------ ----------------------------------

          SCHEDULE 2.07 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


                             Cycles Litigation, Etc.
                             -----------------------


None.

          SCHEDULE 2.08 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


                              Cycles Real Property
                              --------------------


LEASE OF MOTORCYCLE DEALERSHIP LOCATED AT 13134 STATE ROUTE 62, SALEM, OHIO 4460. Lease is for 30,000 square feet of space until October 31, 2009. Rent for the leased premises is $15,000 per month.

          SCHEDULE 2.09 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


                           Cycles Permits and Licenses
                           ---------------------------

MOTOR VEHICLE DEALER LICENSE. License issued by the State of Ohio Department of Taxation. License expires on March 31, 2004.

          SCHEDULE 3.01 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


ABC is duly qualified to conduct business and is in good standing as a foreign corporation in these jurisdictions

                       AMERICAN BUSING CORPORATION: Nevada

                  ABLE BUSING CORPORATION: Saskatchewan, Canada

          SCHEDULE 3.05 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


                      AMERICAN BUSING CORPORATION CONSENTS
                      ------------------------------------

                                      NONE

          SCHEDULE 3.15 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


                           AMERICAN BUSING CORPORATION

                        LISTING OF OFFICERS AND DIRECTORS
                        ---------------------------------


DIRECTOR:                  EDMOND FORISTER
SECRECTARY:                EDMOND FORISTER
PRESIDENT:                 EDMOND FORISTER
CHIEF EXECUTIVE OFFICER:   EDMOND FORISTER
CHIEF FINANCIAL OFFICER:   EDMOND FORISTER

          SCHEDULE 3.16 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


                           AMERICAN BUSING CORPORATION

                             LISTING OF LIABILITIES
                             ----------------------

ED FORISTER SHAREHOLDERS LOAN:              $30,450

MILLER AND MCCOLLOM                         $10,614

DTC FINANCIAL PUBLISHING                    $   376

NEIL SEIDLER                                $ 1,270

          SCHEDULE 3.20 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


                           AMERICAN BUSING CORPORATION

                                  BANK ACCOUNTS
                                  -------------

                    HARRIS TRUST BANK ACCOUNT NO. 3100018121
                               SCOTTSDALE, ARIZONA

          SCHEDULE 3.23 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


                           AMERICAN BUSING CORPORATION

                                    INSURANCE
                                    ---------

                        SASKATCHEWAN GOVERNMENT INSURANCE
                  REGISTRATION INSURANCE ON THE BUSES OWNED BY
          ABLE BUSING CORPORATION AND COMPREHENSIVE LIABILITY INSURANCE

          SCHEDULE 4.06 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


                        Cycles Officer/Director Designees
                        ---------------------------------


------------------------------------------------------- -----------------------------------------------------
                         Name                                                Positions
------------------------------------------------------- -----------------------------------------------------
                   Gregory A. Haehn                     President, Chief Operating Officer, Treasurer and a
                                                                              Director
------------------------------------------------------- -----------------------------------------------------
                   Russell A. Haehn                     Chairman, Chief Executive Officer, Secretary and a
                                                                              Director
------------------------------------------------------- -----------------------------------------------------

          SCHEDULE 6.10 TO STOCK PURCHASE AND REORGANIZATION AGREEMENT
          ------------------------------------------------------------


ED FORISTER SHAREHOLDERS LOAN:              $30,450

MILLER AND MCCOLLOM                         $10,614

DTC FINANCIAL PUBLISHING                    $   376

NEIL SEIDLER                                $ 1,270